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                                                                    EXHIBIT 10.3

September 22, 1997

Mr  Tom Graham
Director of Cash Management
Daisytek International  Corporation
500 North Central Expressway
Plano   TEXAS  75074

Dear  Tom,

RE: LETTER OF OFFER FOR   A$7.5MM COMMITTED CREDIT FACILITY TO DAISYTEK
    AUSTRALIA PTY LTD

I am pleased to advise that The First National Bank of Chicago (the 'Bank') has agreed to provide a Committed Credit Facility (the 'Facility'), under which the Bank will make advances at the request of DAISYTEK AUSTRALIA PTY LTD (ACN 075 675 795) (the 'Borrower') and as guaranteed jointly and severally by
DAISYTEK,INC AND DAISYTEK INTERNATIONAL CORPORATION   (the 'Guarantor'). The
purpose of the Facility is for working capital needs of the Borrower and to refinance existing intercompany debt.

1.      FACILITY  AMOUNT

        The Facility Amount shall be  A$7,500,000   (Australian Seven Million
        Five Hundred Thousand Dollars).

2.      FACILITY EXPIRATION DATE

        The Bank's commitment to make Advances hereunder shall terminate on July 1, 1999. All outstandings must be repaid no later than July 1, 1999 ('Final Maturity Date').

3.      ADVANCES

        3.1 Each Advance shall be repayable at the stated maturity date established by the Borrower and confirmed by the Bank at or about the time of Advance or, if no such stated maturity is established, shall be rolled on a day to day basis. Subject to this letter of offer the Bank will make Advances to the Borrower no later than 11:00 A.M. on any business day.

        3.2 Interest for each Advance shall be calculated to be the aggregate of

                 3.2.1   A Margin of  0.75% per annum; and

                 3.2.2 The Bank Bill Rate - defined as, in respect of any Advance to the Borrower of A$500,000 or more, the average determined "mid rate" (rounded if necessary to the nearest two decimal places) for bills accepted by a bank having a tenor which most closely approximates the interest period of the Advance and published on the "BBSY" reference page of the Reuters Monitor System at or about 10:10 A.M (Sydney time) or

                 3.2.3 the Bank Bill Rate - defined as, in respect of any Advance to the Borrower of less than A$500,000, the rate of interest which the Bank would be prepared to purchase bank accepted bills on that day of the amount and tenor required by the Borrower

        3.3 Interest shall be calculated daily and be paid monthly in arrears, save that the last interest payment shall be made on the Final Maturity Date.

        3.4 The Borrower may prepay an Advance in whole (but not in part) before the maturity date of that Advance if, but only if:

                 3.4.1 The Borrower gives the Bank at least 3 business days irrevocable notice in writing of the Borrower's intention to prepay;

                 3.4.2 The Borrower makes payment to the Bank of all moneys payable pursuant to subparagraph 3.5;

                 3.4.3 The Borrower makes payment on the day of payment specified in the notice;

        3.5 In the event that the Borrower wishes to make early repayment of an Advance or if for any reason early repayment of an Advance is demanded by the Bank, the Borrower shall pay to the Bank in addition to all other moneys then payable an amount sufficient to compensate and to indemnify the Bank for and against all losses (including loss of profits), costs, damages and expenses which the Bank reasonably determines that the Bank suffers or incurs as a result of such early repayment. The Borrower acknowledges that the Bank may have arranged or entered into an interest rate swap agreement or other commitment in relation to the Advances before the date of the notice under Clause 3.4. and may as a consequence of this (whether directly or indirectly) suffer or incur losses, costs, damages or expenses in the event that all or part of the relevant advance is repaid prior to the due date of payment.

        3.6 Any Advance may, at the discretion of the Bank, be made by First Chicago Australia Limited ('FCAL'), a subsidiary of the Bank. In such event the Bank shall be agent of FCAL in all matters dealing with payment and recovery.

        3.7      Any amounts repaid under Clause 3.1 or prepaid under Clause
                 3.4 may be redrawn.

4.      LINE FEE & ESTABLISHMENT FEE

        The Borrower shall pay a line fee of 0.25% of the total Facility Amount, quarterly in arrears. The Borrower shall pay a one off upfront payment of $7,500 (being 0.1% of the Facility Amount).

5.      TERMINATION

        The Bank may, with a minimum 30 days notice in writing to the Borrower, terminate the Facility should there be deemed an Event of Default as specified in Section 6. The Borrower may at any time upon 7 days notice, terminate or permanently reduce the Facility Amount in whole or in part by delivering a letter to the Bank requesting such termination or reduction. The facility may not be reduced below the level of outstanding Advances.

6.      DEFAULT

        If any of the following events occur, ('Events of Default'), then the Bank may, at its discretion, terminate this facility and/or declare all outstanding amounts immediately due and payable whereupon the Facility shall be terminated and such amounts become immediately due and payable.

        6.1 Any of the material representations and warranties proves to be untrue in a material respect at the time it was made.

        6.2 Failure by the Borrower to repay advances and/or interest on the advances when due within 7 days of the due date unless that failure was due to a failure in the banking system.

        6.3 An order or resolution is made or passed to wind up the Borrower or the Guarantor, or the Borrower or Guarantors admits insolvency or petitions for an order or resolution to wind up the Borrower, or consents to such an order, or a petition for bankruptcy or winding up the Borrower or the Guarantor is filed except where the petition is vexatious or frivolous and is not dismissed within 30 days.

        6.4 The Borrower fails to duly pay any debt constituting principal and interest owed by it to any other persons other than the Bank with respect to borrowed money or money otherwise owed under any note, bond, or similar instrument or fails to pay when the same becomes due and payable in excess of A$35,000 and which breach or default has not been waived and, with notice or the passage of time, or both, allows the maturity of such debt to be accelerated.

        6.5 The Borrower suspends payment of debt or ceases to carry on business

        6.6 Failure by the Borrower to observe or performs any of its other material obligations under the Facility, and if such failure is capable of remedy within 14 days of such failure, it is not remedied to the reasonable satisfaction of the Bank within such period,

        6.7 A receiver or receiver and manager, official manager, trustee or similar officer is appointed by a court of competent jurisdiction for all or any part of the assets or undertaking of the Borrower or the Guarantor

        6.8 The Guarantor shall cease, directly or indirectly, to own free and clear of all liens or other encumbrances, 75% of the issued share capital of the Borrower.

        6.9 The Guarantor's guaranty of the Borrower's obligations shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of such guaranty, or the Guarantor shall fail to comply with any of the terms or provisions of such guaranty, or the Guarantor denies that it has any further liability under such guaranty, or gives notice to such effect

        6.10 The Guarantor fails to duly pay any debt constituting principal and interest owed by it to any other persons other than the Bank with respect to borrowed money or money otherwise owed under any note, bond, or similar instrument or fails to pay when the same becomes due and payable in excess of US$25,000 and which breach or default has not been waived and, with notice or the passage of time, or both, allows the maturity of such debt to be accelerated.

                 Failure to act immediately on any default will not affect the Bank's rights against the Borrower.

7.      REMEDIES

        The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in collecting any moneys under the Facility including without limitation, reasonable legal fees and costs and expenses incurred by the Bank in any bankruptcy, reorganisation, insolvency or other similar proceeding.

8.      WAIVERS

        No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of that right or remedy or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless it is in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that on any future occasion.

9.      TAXES

        The Borrower shall forthwith pay any and all stamp duty, registration, and similar taxes or charges imposed by governmental authorities which may have been paid or may be payable or determined to be payable in connection with the Facility or this letter or any transaction in relation thereto (including without limitation all financial institutions duty and bank debit taxes) and shall indemnify the Bank against any and all liabilities with respect of or resulting from any delay or omission to pay such taxes or charges including any fines or penalties.

10.     CONDITIONS PRECEDENT

        The granting of the Facility is subject to the Bank receiving in a form and substance reasonably satisfactory to the Bank:

        10.1 A duly executed original of this letter signed by authorised signatories.

        10.2 A certified copy of the Board Resolution of the Borrower authorising the Borrower to enter into this agreement and appointing authorised persons to sign all applications, notices and documents to be delivered hereunder;

        10.3 Specimen signatures of the authorised persons under the Board resolution referred to in para 10.2.

        10.4 A duly executed and original guarantee from the Guarantors in favour of the Bank in a form acceptable to the Bank.

        10.5 A certified copy of the Board Resolution of the Guarantors authorising the issuance of the Guarantee mentioned in para 10.4, and appointing authorised persons to sign the guarantee; and the provision of specimen signatures of the authorised persons.

        10.6     There exists no Event of Default.

        10.7 Each of the representations and warranties of the Borrower set forth herein are true and correct.

11.     MISCELLANEOUS

        11.1     This Facility is governed by the laws of New South Wales.

        11.2 The terms of the Facility are binding on the Borrower and the Guarantor s and its respective successors, and shall inure to the benefit of the Bank, its successors and assigns.

        11.3 Headings are for convenience of reference only and shall not affect the interpretation of this letter.

        11.4 The Bank may act upon the oral instruction of any of the following persons in the position of : Chief Financial Officer, Treasurer, Controller, Director of Cash Management of the Guarantor or Financial Controller of the Borrower.

        11.5 All sums falling due hereunder by way of interest or fees on a per annum percentage basis shall be calculated on the basis of a 365 day and the actual number of days elapsed.

12.     FINANCIAL INFORMATION

        The Borrower shall from time to time supply the Bank with any financial or other information regarding the Borrower as the Bank may reasonably request in writing. The Borrower shall, without request by the Bank, supply to the Bank with copies of annual audited accounts within 120 days of each financial year and unaudited half yearly management accounts within 60 days of each half year end. The Guarantor shall, without request by the Bank, supply to the Bank copies of the audited annual accounts as contained in a 10K format within 120 days of each financial year and unaudited quarterly accounts in a 10Q format within 60 days of each calendar quarter.

13.     INCREASED COSTS

        (a) If as a result of any change in, any making of, or any change in the interpretation of any law, official directive or request (including without limitation with respect to taxation, reserve, liquidity, capital adequacy, special deposit or other similar requirement), the cost to the Bank of making available or maintaining any Advance is increased or the Bank's effective return is reduced by a material amount, the Borrower will, on demand, compensate the Bank for such increased costs or reduced return. The Bank's calculations shall be sufficient in the absence of evidence to the contrary.

        (b) If the Borrower is required to make a payment under this Clause, it may prepay the whole (but not part only) of any affected Advance (original principal and accrued interest) upon giving not less than 14 days notice to the Bank which notice shall be irrevocable. The Bank's rights under this clause shall survive the termination of this Facility.

14.     OVERDUE MONEYS

        The Borrower will pay interest on demand on all amounts due and unpaid at the rate being 2% per annum above Bank's Prime Rate as announced from time to time from the date such moneys fall due for payment until they are paid or satisfied.

15.     REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Bank that:

        15.1 It has the power to enter into this agreement and to borrow under it.

        15.2 It has taken all action necessary to authorise the execution, delivery and performance of the Letter of Offer.

        15.3 This Letter of Offer will constitute the legal, valid and binding obligation of the Borrower in all material respects except to the extent that it is affected by laws relating to creditors rights generally or doctrines of equity.

        15.4 The Borrower is not materially in default under any other credit arrangement and after signing this Letter of Offer the Borrower is not in violation of any applicable law, rule or regulation.

        15.5 Each financial statement and all other information given by the Borrower or on its behalf to the Bank in relation to this Facility is true and correct in every material particular and there has been no material change, that would adversely affect performance under this agreement, in the Borrower's financial condition or the results of the Borrower's operations.

        15.6 There is no litigation, tax claim, dispute or administrative proceeding current or, to the Borrower's knowledge, threatened, which is likely to have a material adverse effect upon the Borrower or the Borrower's ability to perform its obligations under this Facility Letter.

        The representations and warranties set out above will survive the execution and delivery of, and the provision of accommodation under, the Letter of Offer. They shall be deemed repeated on each date an Advance is made.

16.     WITHHOLDING/EXPENSES

        All payments shall be made free and clear of any withholding taxes, provided the Bank is an Australian resident, duties, reserves and other expenses, all of which are for the account of the Borrower. Legal expenses (on a solicitor/client basis) and all reasonable out of pocket expenses of the Bank are to be for the account of the Borrower.

17.     ACCEPTANCE

        If the terms and conditions in this letter are acceptable to you, please arrange for the copy of this letter to be duly executed by authorised persons and returned to the Bank by OCTOBER 18, 1997. This offer is open for acceptance until September 30, 1997.

We are pleased with this opportunity to expand our relationship with Daisytek Australia Pty Ltd.

SIGNED for and on behalf of                    SIGNED for and on
behalf of THE FIRST NATIONAL BANK OF CHICAGO   FIRST CHICAGO AUSTRALIA LIMITED

BY:                                            BY:

-----------------------------------            --------------------------------

IN THE PRESENCE OF:                            IN THE PRESENCE OF:


-----------------------------------            --------------------------------


THE ABOVE TERMS AND CONDITIONS ARE HEREBY ACCEPTED

SIGNED FOR AND ON BEHALF OF
DAISYTEK AUSTRALIA PTY LTD

BY:

----------------------   -------------------------
NAME                     Signature


IN THE PRESENCE OF:

----------------------   -------------------------
NAME                     Signature

CONTINUING GUARANTY

GUARANTY: To induce the First National Bank of Chicago (ARBN 064 474 102) of Level 32, 60 Margaret Street, Sydney, New South Wales, 2000, and First Chicago Australia Limited (ACN 001007469) of Level 32, 60 Margaret Street, Sydney, New South Wales 2000, (referred to collectively as the 'Bank') at its option, to make loans, extend credit or some other benefit, including letters of credit and foreign exchange contracts, present or future, direct or indirect, and whether several, joint or joint and several (referred to collectively as "Liabilities"), TO DAISYTEK AUSTRALIA PTY LTD (ACN 075675795) and its successors (the "Borrower"), and because the undersigned (the "Guarantor") has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor absolutely and unconditionally guaranties to the Bank, as primary obligor and not merely as surety, that the Liabilities will be paid when due, whether by acceleration of otherwise. The Guarantor will not only pay the Liabilities , but will also reimburse the Bank for accrued and unpaid interest, and any expenses, including reasonable attorneys' fees, that the Bank may pay in collecting from the Borrower or the Guarantor, and for liquidating any collateral.

LIMITATION: The Guarantor's obligation under this Guaranty is UNLIMITED.

CONTINUED RELIANCE: The Bank may continue to make loans or extend credit to the Borrower based on this Guaranty until it receives written notice of termination from the Guarantor. That notice shall be effective at the opening of the Bank for business on the day after receipt of the notice. If terminated, the Guarantor will continue to be liable to the Bank for any Liabilities created, assumed or committed to at the time the termination becomes effective, and all subsequent renewals, extensions, modifications and amendments of the Liabilities.

ACTION REGARDING BORROWER: If any monies become available that the Bank can apply to the Liabilities, the Bank may apply them in any manner it chooses, including but not limited to applying them against liabilities which are not covered by this Guaranty. The Bank may take any action against the Borrower, any collateral, or any other person liable for any of the Liabilities. The Bank may release the Borrower or anyone else from the Liabilities, either in whole or in part, or release any collateral, and need not perfect a security interest in any collateral. The Bank does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realise on any collateral or right of set-off. If the Borrower requests more credit or any other benefit, the Bank may grant it and the Bank may grant renewals, extensions, modifications and amendments of the Liabilities and otherwise deal with the Borrower or any other person as the Bank sees fit and as if this Guaranty were not in effect. The Guarantor's obligations under this Guaranty shall not be released or affected by (a) any act or omission of the Bank; (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganisation, or other similar proceedings affecting the Borrower or any of its assets; or (c) any change in the composition or structure of the Borrower or Guarantor, including a merger or consolidation with any other person or entity.

NATURE OF GUARANTY: This Guaranty is a guaranty of payment and not of collection. Therefore, the Bank may insist that the Guarantor pay immediately, and the Bank is not required to attempt to collect first from the Borrower, any collateral, or any other person liable for the Liabilities. The obligation of the Guarantor shall be subject to no conditions of any kind, and shall be absolute, regardless of the unenforceability of any provisions of any agreement between the Borrower and the Bank, or the existence of any defense, set-off or counterclaim which the Borrower may assert.

OTHER GUARANTORS: If there is more than one Guarantor, the obligations under this Guaranty shall be joint and several. In addition, each Guarantor shall be jointly and severally liable with any other


DAISYTEK GUARANTEE                                                   PAGE 1 OF 3
guarantor of the Liabilities. If the Bank elects to enforce its rights against less than all guarantors of the Liabilities, that election shall not release the Guarantor from its obligations under this Guaranty. The compromise or release of any of the obligations of any of the other guarantors or the Borrower shall not serve to waive, alter or release the Guarantor's obligations. This Guaranty is not conditioned on anyone else executing this or any other guaranty.

WAIVER OF SUBROGATION: The Guarantor expressly waives any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim (including any claim, as that term is defined in the federal Bankruptcy Code, and any amendments) which the Guarantor may now have or later acquire against the Borrower, any other entity directly or contingently liable for the Liabilities or against the Collateral, arising from the existence or performance of the Guarantor's obligations under this Guaranty.

The Guarantor further agrees that should any payments to the Bank on the Liabilities be in whole or in part, invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, this Guaranty and any Collateral shall remain in full force and effect (or be reinstated as the case may be) until payment in full of any such amounts, which payment shall be due on demand.

WAIVERS: The Guarantor waives any right it may have to receive notice of the following matters before the Bank enforces any of its rights: (a) the Bank's acceptance of this Guaranty; (b) any credit that the Bank extends to the Borrower; (c) the Borrower's default; (d) any demand; or (e) any action that the Bank takes regarding the Borrower, anyone else, any collateral, or any Liability, which it might be entitled to be law or under any other agreement. Any waiver shall affect only the specific terms and time period stated in the waiver. The Bank may waive or delay enforcing any of its rights without losing them. No modification or waiver of this Guaranty shall be effective unless it is in writing and signed by the party against whom it is being enforced.

REPRESENTATIONS BY GUARANTOR: If the Guarantor is a corporation, it represents that it is a corporation duly organised, existing and in good standing under the laws of its state of incorporation, and that the execution and delivery of this Guaranty and the performance of the obligations it imposes are within its corporate powers, have been duly authorized by all necessary action of its board of directors, and do not contravene the terms of its articles of incorporation or by-laws. If the Guarantor is a general or limited partnership, it represents that it is duly organised and existing and that the execution and delivery of this Guaranty and the performance of the obligations it imposes do not conflict with any provision of its partnership agreement and have been authorized by all necessary action of its partners. Each Guarantor represents that the execution and delivery of this Guaranty and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it is bound, do not require the consent or approval of any governmental authority or any third party, and that this Guaranty is a valid and binding agreement, enforceable according to its terms. Each Guarantor further represents that all balance sheets, profit and loss statements, and other information, if any, furnished to the Bank are accurate and fairly reflect the financial condition of the organisations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates.

NOTICES: Notice from one party to another relating to the Guaranty shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth under its name by any of the following means: (a) hand delivery; (b) registered or certified mail, postage prepaid, with return receipt requested;
(c) first class or express mail, postage prepaid; (d) Federal Express, Purolator Courier or like overnight courier service; or (e) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to


DAISYTEK GUARANTEE                                                   PAGE 2 OF 3
communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by first class, registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier. Notwithstanding the foregoing, notice of termination of this Guaranty shall be deemed received only upon the receipt of actual written notice by the Bank in accordance with the paragraph above labelled "Continued Reliance."

LAW AND JUDICIAL FORUM THAT APPLY: This Agreement is governed by Illinios law. The Guarantor agrees that any legal action or proceeding against it with respect to any of its obligations under this Guaranty may be brought in any state or federal court located in the State of Illinios, as the Bank in its sole discretion may elect. By the execution and delivery of this Guaranty, the Guarantor submits to and accepts, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts. The Guarantor waives any claim that the State of Illinios is not a convenient forum or the proper venue for any such suit, action or proceeding.

FOREIGN CURRENCY:   This Guaranty arises in the context of an international
transaction, and the specification of payment in the following currency AUSTRALIAN DOLLARS ("Foreign Currency") at THE FIRST NATIONAL BANK OF CHICAGO, SYDNEY BRANCH ("Conversion Location") is of the essence. The Foreign Currency shall be the currency of account and payment under this Guaranty. The obligation of the Guarantor shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the Foreign Currency and transfer to the Conversion Location under normal banking procedure, does not yield the amount of Foreign Currency due under this Guaranty. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of Foreign Currency due under this Guaranty, the Bank shall have an independent cause of action against the Guarantor for the Foreign Currency deficiency.

MISCELLANEOUS: The Guarantor's liability under this Guaranty is independent of its liability under any other guaranty previously or subsequently executed by the Guarantor or any one of them, singularly or together with others, as to all or any part of the Liabilities, and may be enforced for the full amount of this Guaranty regardless of the Guarantor's liability under any other guaranty.
This Guaranty is binding on the Guarantor's heirs, successors and assigns, and will operate to the benefit of the Bank and its successors and assigns. The use of headings shall not limit the provisions of this Guaranty. All discussions and documents arising between this Guaranty and the last guaranty signed by the Guarantor as to the Borrower are merged into this Guaranty.

WAIVER OF JURY TRIAL: The Bank and the Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty or any related instrument or agreement, or any of the transactions contemplated by this Guaranty, or any course of conduct, dealing, statement (whether oral or written), or actions of either of them. Neither the Bank nor the Guarantor shall seek to consolidate by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Guarantor except by a written instrument executed by both of them.

Date:
      -------------------------

GUARANTORS:

DAISYTEK GUARANTEE                                                   PAGE 3 OF 3

Signed for and on behalf                      Signed for and on behalf of
DAISYTEK, INC                                 DAISYTEK INTERNATIONAL CORPORATION
Address:                                      Address:

By:                                           By:
---------------------------                   ----------------------------------
Signature                                     Signature


---------------------------                   ----------------------------------
Name/Title                                    Name/Title


DAISYTEK GUARANTEE                                                   PAGE 4 OF 3